UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2006

FUSHI INTERNATIONAL, INC.

(Exact name of Registrant as specified in charter)

Nevada	0-19276	13-3140715
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1 Shuang Qiang Road, Jinzhou, Dalian, People’s Republic of China	116100
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (011)-86-411-8770-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 4. 01 Changes in Registrant's Certifying Accountant.

On October 17, 2006, Fushi International, Inc. (the “Company”) dismissed Jimmy C.H. Cheung & Co. (“Cheung”) as its independent accountant. Cheung had been previously engaged as the principal accountant to audit the Company’s financial statements. The decision to change accountants was approved by the Company's Board of Directors.

Cheung’s audit opinions on the financial statements of the Company for the fiscal years ended December 31, 2005 (consolidated) and 2004 did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Cheung did not audit the Company’s financial statements for any period after December 31, 2005.

From the date of Cheung’s retention as the Company’s registered independent certified public accounting firm on December 13, 2005 through the date of Cheung’s dismissal, there were no disagreements between Cheung and the Company on any matter of accounting principles or practices, financial statement disclosure, auditing scope, or procedure, which disagreements, if not resolved to the satisfaction of Cheung, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

The Company provided a copy of this Current Report on Form 8-K (the “Report”) to Cheung on the date of this Report and has requested Cheung to furnish a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree (the “Former Accountant Statement”). The Company has requested that Cheung furnish to it within ten business days after the date of this Report, the Former Accountant Statement so that the Former Accountant Statement can be filed with the SEC. The Company intends to file the Former Accountant Statement by an amendment to this Report within two (2) business days of receipt of the Former Accountant Statement from Cheung.

On October 17, 2006, the Company retained Moore Stephens Wurth Frazer and Torbet, LLP (“Moore Stephens”) as its new independent accountant, which retention was approved by the Board of Directors of the Company. Moore Stephens is located at 1199 South Fairway Drive. Suite 200, Walnut, California 91789. The Company has not consulted with Moore Stephens on any matters relating to the application of accounting principles or any matter that was either the subject of a disagreement or a reportable event prior to this engagement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2006	FUSHI INTERNATIONAL, INC.

/s/ Chris Wang
Chris Wang
Chief Financial Officer